                                                                   EXHIBIT 10(a)

INDEPENDENT AUDITORS' CONSENT




We consent to the use in this Post-Effective Amendment No. 15 to Registration Statement No. 33-33844 of Ameritas Variable Life Insurance Company Separate Account VA-2 on Form N-4 of our reports dated February 5, 2000, on the financial statements of Ameritas Variable Life Insurance Company and the subaccounts of Ameritas Variable Life Insurance Company Separate Account VA-2, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP


Lincoln, Nebraska
February 28, 2000